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                            SCHEDULE 14A INFORMATION

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                                            TELEDYNE, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                                 [Teledyne Logo]

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NEWS RELEASE

FOR IMMEDIATE RELEASE                                Contact:  Rosanne O'Brien
                                                               Teledyne, Inc.
                                                               310/551-4265

                     TELEDYNE DECLARES SECOND QUARTER 1996
                      CASH DIVIDEND OF 31 CENTS PER SHARE

    LOS ANGELES, CALIFORNIA, APRIL 24, 1996 -- The Board of Directors of Teledyne, Inc. (NYSE:TDY) announced today the declaration of a second quarter 1996 cash dividend of $0.31 per share of Teledyne common stock, payable on May 24, 1996 to shareholders of record on May 8, 1996.

    The Company noted that the $0.31 dividend conforms to the agreed upon initial dividend level for Allegheny Teledyne Incorporated, the pending strategic combination of Allegheny Ludlum Corporation and Teledyne. This transaction is intended to be accounted for as a pooling of interests. In light of this, Teledyne has set its quarterly dividend for the second quarter at $0.31 per share, which corresponds to the anticipated quarterly dividend rate of $0.16 per share of Allegheny Teledyne (multiplied by the exchange ratio of 1.925 Allegheny Teledyne shares for each Teledyne common share).

    Under terms of the definitive agreement announced on April 1, 1996, Teledyne shareholders will receive 1.925 shares of common stock in Allegheny Teledyne for each share of Teledyne common stock. Allegheny Ludlum shareholders will receive one share of Allegheny Teledyne for each share of Allegheny Ludlum common stock. The transaction is subject to regulatory and shareholder approvals.

    Teledyne had  55,930,573 shares  of Common  Stock outstanding  on March  31,
1996.

    Teledyne,  Inc.  is  a  technology-based  manufacturing  corporation serving worldwide customers with commercial and government-related aviation and electronics products; specialty metals for consumer, industrial and aerospace applications; and industrial and consumer products.

Teledyne Corporate Relations Department  2049 Century Park East  Los Angeles, CA
                       90067-3101  Telephone 310-551-4268